                                                                    Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                     HEC Sponsor LLC

Address of Joint Filer:                  c/o Hudson Executive Investment Corp.
                                         570 Lexington Avenue, 35th Floor
                                         New York, New York 10022

Relationship of Joint Filer to Issuer:   10% Owner

Issuer Name and Ticker
or Trading Symbol:                       Hudson Executive Investment Corp. [HEC]

Date of Event Requiring Statement:
(Month/Day/Year):                        06/08/2020

Name of Joint Filer:                     Douglas G. Bergeron

Address of Joint Filer:                  c/o Hudson Executive Investment Corp.
                                         570 Lexington Avenue, 35th Floor
                                         New York, New York 10022

Relationship of Joint Filer to Issuer:   Chief Executive Officer and Director

Issuer Name and Ticker
or Trading Symbol:                       Hudson Executive Investment Corp. [HEC]

Date of Event Requiring Statement:
(Month/Day/Year):                        06/08/2020

Name of Joint Filer:                     Douglas L. Braunstein

Address of Joint Filer:                  c/o Hudson Executive Investment Corp.
                                         570 Lexington Avenue, 35th Floor
                                         New York, New York 10022

Relationship of Joint Filer to Issuer:   President, Chairman and Director

Issuer Name and Ticker
or Trading Symbol:                       Hudson Executive Investment Corp. [HEC]

Date of Event Requiring Statement:
(Month/Day/Year):                        06/08/2020